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                                 EXHIBIT 10.7.3

                                    EXTENSION

                                       OF

                              EMPLOYMENT AGREEMENT


      EXTENSION AGREEMENT, this 23rd day of August 2001, by and between FIRSTBANK (Bank) a federally chartered stock savings bank and ACCESS ANYTIME BANCORP, INC. (Company) and Norman R. Corzine (Officer).

      The Officer is Chairman of the Board of Directors and Chief Executive Officer of the Company and has been duly elected to these positions. Also, the Officer is Executive Vice President and Vice Chairman of the Board of Directors of the Bank and has been duly elected to these positions.

      The Bank/Company desires to amend the term of a previous EMPLOYMENT AGREEMENT by and between the Officer and the Bank/Company dated the 29th day of July 1999, to be effective from August 1, 2001 and shall continue for a period of three years through August 1, 2004, with a salary at a rate of not less than $160,000 per annum. All other terms and conditions remain the same.


FIRSTBANK                                 ACCESS ANYTIME BANCORP, INC.




BY:   /s/ Robert "Chad" Lydick            BY:  /s/ Ken Huey, Jr.
      ---------------------------              ----------------------
      Robert "Chad" Lydick, Chairman           Ken Huey, Jr., President
      Board of Directors




OFFICER


BY:  /s/ Norman R. Corzine
     ---------------------------
     Norman R. Corzine